As Filed with the Securities and Exchange Commission on March 16, 2011

Registration Statement No. 333-153024

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_________________

enherent Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3914972 (IRS Employer Identification No.)

100 Wood Avenue South

Suite 116

Iselin, NJ 08830

(732) 321-1004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

_________________

enherent Corp. 2005 Stock Incentive Plan

(Full Title of the Plan)

_________________

Pamela Fredette

Chairman, President and Chief Executive Officer

enherent Corp.

100 Wood Avenue South

Suite 116

Iselin, NJ 08830

(732) 321-1004

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Troy Calkins Drinker Biddle & Reath LLP 191 North Wacker Drive, Suite 3700 Chicago, Illinois 60606

_________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer

☐

Accelerated filer

☐

Non-accelerated filer

☐ (Do not check if a smaller reporting company)

Smaller reporting company

☒

DEREGISTRATION OF COMMON STOCK

On August 14, 2008, enherent Corp. (the “Company”) filed a registration statement (the “Registration Statement”) on Form S-8  (file no. 333-153024) to register a total of 5,000,000 shares of the common stock of the Company, $0.001 per share (the “Shares”), pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”).  The Company now desires to deregister all of the Shares not yet issued in connection with the Plan.

The Company intends to suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Company hereby amends the Registration Statement by deregistering all Shares that are registered but unsold under the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on March 16, 2011.

enherent Corp.

(Registrant)

By:

/s/  Pamela Fredette

Pamela Fredette

Chairman, President and
Chief Executive Officer